Exhibit 1.01

Wesco Aircraft Holdings, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2018

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).

Wesco Aircraft Holdings, Inc. (“Wesco” or the “Company”) is the world’s leading independent distributor and provider of comprehensive supply chain management services to the global aerospace industry, based on annual sales. Wesco’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time (“JIT”) delivery, chemical management services, third-party logistics or fourth-party logistics programs and point-of-use inventory management. The Company supplies over 560,000 active stock-keeping units, including C-class hardware, chemicals, electronic components, bearings, tools and machined parts. Wesco serves its customers under both (1) long-term contractual arrangements, which include JIT contracts that govern the provision of comprehensive outsourced supply chain management services and long-term agreements that typically set prices for specific products, and (2) ad hoc sales. Unless the context otherwise indicates or requires, as used in this Report, references to “we,” “us,” “our,” “Wesco” or our “Company” refer to Wesco Aircraft Holdings, Inc. and its subsidiaries.

Products Covered by This Report

For the period covered by this Report, we did not manufacture or contract to manufacture most of the products that we supplied to customers; however, we did manufacture certain of our electronic products and contracted to manufacture certain of our machined and customer-designed parts (collectively, the “Covered Products”) containing conflict minerals (defined in Item 1.01 of Form SD as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of the Covered Products.

For the 2018 reporting year, we treated all electronic products assembled by Wesco as “manufactured” and all products for which we enter into subcontracts with manufacturers and for which we provide customer designs as “contracted to manufacture” under the Rule.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary conflict minerals in our Covered Products originated in the Democratic Republic of the Congo (“DRC”) or a country that shares an internationally recognized border with DRC (each a “Covered Country”) or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners (“facilities”) of necessary conflict minerals that may have been contained in our products and that are recognized by the Conflict Free Sourcing Initiative (“CFSI”) to be processors of conflict minerals (“Potential 3TG Facilities”), and reviewing available information on the sourcing of conflict minerals by Potential 3TG Facilities.

Our RCOI included:

•
a survey of our direct suppliers using the CFSI Conflict Minerals Reporting Template (the “CFSI Template”), from which we identified the 637 suppliers of materials, parts, components or products containing necessary conflict minerals (“3TG Direct Suppliers”);

•
requiring, as part of the survey and our accompanying communications, that 3TG Direct Suppliers use the CFSI Template to obtain and provide us information from their supply chains regarding Potential 3TG Facilities and the origin of necessary conflict minerals processed at these facilities;

•	following up with 3TG Direct Suppliers to clarify, update or complete information reported to us through the survey; and

•	reviewing any information on countries of origin available through our membership in CFSI for Potential 3TG Facilities.

As a result of our RCOI efforts, we received responses from 562 of our 637 3TG Direct Suppliers, representing approximately 88%. Based on our RCOI efforts, our 3TG Direct Suppliers identified 319 operational smelters and refiner facilities which may process the necessary conflict minerals contained in our products. We know, or have reason to believe, that a portion of these conflict minerals processed by 189 of these 319 smelters and refiners may have originated in a Covered Country and may not be solely from recycled or scrap sources.

Design of Our Due Diligence Measures

The design of our due diligence measures is intended to conform, in all material respects, to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”).

Consistent with the OECD Guidance, the design of our due diligence has the following features:

(1) Establishment of strong internal company management systems.

During calendar year 2018, we communicated with 3TG Direct Suppliers regarding their responsibilities under our conflict minerals program through direct communications, including letters explaining the Rule, our expectations of 3TG Direct Suppliers and how to access the CFSI Template on our website, which also includes our written conflict minerals policy, which we adopted in 2014 and is publicly available on our website at https://www.wescoair.com/docs/default-source/compliance/conflict-minerals-policy-v2.pdf?sfvrsn=ee4001a1_6. Our policy sets forth our commitment to responsible sourcing of conflict minerals and our expectation for 3TG Direct Suppliers to provide materials to Wesco that do not directly or indirectly finance or benefit armed groups in the Covered Countries, adopt policies and procedures to support our compliance with the Rule, and participate in our due diligence efforts.

Since its creation in 2013, our internal conflict minerals team has been responsible for the development, leadership and execution of our conflict minerals program. The team provides direct oversight of our conflict minerals program and is comprised of senior representatives of the following departments: legal, quality engineering and supply chain. Additionally, members of the internal conflict minerals team have provided regular updates on the progress of Wesco’s conflict minerals program directly to senior management and have kept Wesco’s board of directors apprised of material developments in the conflict minerals program.

We do not purchase conflict minerals directly from mines, smelters or refiners. As a result, we must rely on our 3TG Direct Suppliers to provide us with information regarding the conflict minerals contained in the products and materials those 3TG Direct Suppliers provide to us, and our 3TG Direct Suppliers are similarly reliant upon information provided by their suppliers. In order to collect information from 3TG Direct Suppliers, we implemented and maintain a supply chain transparency effort based on the due diligence tools developed by CFSI, including a 3TG Direct Supplier survey based on the CFSI Template, which is designed to identify the smelters and refiners that process the conflict minerals in a company’s supply chain.

After identifying the Covered Products, we compiled a list of 3TG Direct Suppliers to survey and sent a letter explaining the SEC’s conflict minerals reporting requirements to these 3TG Direct Suppliers. This letter also included instructions for completing the survey and links to training resources on due diligence provided by CFSI.

We are committed to operating under the highest ethical standards of business conduct, and we have an established grievance mechanism, as described in our Code of Business Ethics and Conduct, that enables individuals to report concerns, including any concerns regarding our conflict minerals supply chain.

(2) Identification and assessment of risks in the supply chain.

We documented the information received from the 3TG Direct Suppliers, and, with respect to the 3TG Direct Suppliers that provided smelter and refiner information, compared the smelters and refiners identified by the supply chain survey against CFSI’s conflict-free smelter list. We also reviewed responses for completeness and have sent follow-up notifications to nonresponsive 3TG Direct Suppliers and 3TG Direct Suppliers that failed to complete the CFSI Template. Through this process, we identified the 3TG Direct Suppliers that, notwithstanding our efforts to follow up about the 3TG Direct Supplier survey, provided incomplete responses, were unresponsive to our requests or refused to respond to our inquiry.

(3) Design and implementation of a strategy to respond to identified risks.

We have taken steps to respond to identified risks and monitor 3TG Direct Suppliers’ progress in meeting the expectations set forth in our conflict minerals policy. We have worked with 3TG Direct Suppliers to develop strategies that avoid sourcing conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries, communicated our expectations to 3TG Direct Suppliers, communicated with 3TG Direct Suppliers to understand their progress and plans and supported industry efforts to encourage smelters and refiners to participate in the Conflict-Free Smelter Program. We also communicated to non-compliant 3TG Direct Suppliers that we may not be able to continue to do business with them in the future if they fail to take steps to become certified as conflict-free. In addition, our purchase orders include provisions requiring our 3TG Direct Suppliers to comply with the Rule and to provide us with the information necessary for both Wesco’s and its customers’ continued compliance with the Rule.

We summarized key findings from our risk mitigation efforts and have provided regular updates on the progress of Wesco’s conflict minerals program directly to senior management, and we have kept Wesco’s board of directors apprised of material developments in the conflict minerals program.

(4) Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices.

As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains of conflict minerals. However, we continue to support the development and implementation of the independent third party audits of smelters’ and refiners’ sourcing by programs like the CFSI’s Conflict-Free Smelter Program, by our membership in, and financial support of, the CSFI. In furtherance of these goals, we are also actively involved with the Aerospace Industries Association, the National Aerospace Standards Committee and the Industrial Fasteners Institute.
(5) Report on Supply Chain Due Diligence.

As indicated in the Form SD, this Report is publicly available on our website at http://ir.wescoair.com/financial-information/sec-filings, and, as indicated above, our conflict minerals policy is publicly available on our website at https://www.wescoair.com/docs/default-source/compliance/conflict-minerals-policy-v2.pdf?sfvrsn=ee4001a1_6.

Results of Our Due Diligence Measures

Wesco received responses to the 3TG Direct Supplier survey from approximately 88% of the 637 3TG Direct Suppliers surveyed. Of the 637 3TG Direct Suppliers Wesco surveyed, approximately 12% did not respond. Overall, 61% indicated that their supplied parts did not contain conflict minerals sourced from the Covered Countries and some of the 61% were able to provide information about the smelters and refiners in their supply chains, 23% indicated that their supplied parts did contain conflict minerals sourced from the Covered Countries and were able to provide information about the smelters and refiners in their supply chains and 4% indicated that they were unable to determine at present whether or not their supplied parts contain conflict minerals sourced from the Covered Countries and were unable to provide information about the smelters and refiners in their supply chains. Certain 3TG Direct Suppliers indicated that they needed additional time and would complete the survey upon finishing their due diligence processes.

As noted above, we were able to identify 189 operational smelters and refiner facilities in the supply chain of our 3TG Direct Suppliers that are known or thought to potentially be sourcing from one or more Covered Country or for which sourcing information was not available. The 3TG Direct Suppliers that were able to provide information about these smelters and refiners were not able to provide information sufficient to allow us conclusively to determine whether identified facilities were used to process the conflict minerals in the Covered Products. Although Wesco requested information regarding the specific parts and products 3TG Direct Suppliers provided to us for our own products, the 3TG Direct Suppliers that were able to provide information about the smelters and refiners in their supply chains in many cases provided this information to us for their entire supply chain, rather than for the facilities that contributed conflict minerals used in the Covered Products. As a result, we are unable to validate which Covered Products in fact contain conflict minerals from any particular smelter or refiner.
For each of the 3TG Direct Supplier supply chains utilizing the 189 smelters or refiners known or thought to potentially be sourcing from a Covered Country, we conducted due diligence intended to determine the source and chain-of custody of the conflict minerals sourced by such smelters and refiners. We relied on the internationally accepted audit standards of the CFSI Conflict-Free Smelter Program to determine which smelters and refiners can be considered to be sourcing conflict minerals that do not directly or indirectly finance or benefit armed groups in the Covered Countries. Of these 189 smelter and refiners, as of March 29, 2019:

•	119 have received a “conflict free” certification from one of these independent third party certifying programs;

•	21 have not received a “conflict free” certification but have begun participating in an independent third party certifying programs; and

•	the remaining 49 smelter and refiner facilities have not begun participating in an independent third party certifying program.

As noted above, based on the due diligence measures described in this Report, we have been unable to determine which of our Covered Products may contain conflict minerals provided by our 3TG Direct Suppliers that are known or thought to possibly be sourced from a Covered Country or from recycled or scrap sources and processed from a smelter or refiner not certified by an independent third party certifying program as “conflict free” Our efforts, with respect to any of our Covered Products, to identify the smelter or refiner used to process the conflict minerals contained in such Covered Products and the country of origin of the conflict minerals in such Covered Products and to determine the mine or location of origin (with the greatest possible specificity) consisted of the due diligence measures described in this Report, including our efforts to seek information from 3TG Direct Suppliers using a supply chain survey process based on the CFSI Template.
Appendix A below provides a list of the smelters and refiners identified by our 3TG Direct Suppliers as potentially used for the Covered Products that we were able to verify using CFSI’s list of known smelters and refiners. Appendix B provides a list of the countries of origin we have identified for the conflict minerals potentially contained in the Covered Products through our diligence.
Our Approach Going Forward
Since the end of the 2015 reporting period, we took, or plan to take, the following steps to improve our due diligence to further mitigate the risk that the conflict minerals in our Covered Products could directly or indirectly finance or benefit armed groups in the Covered Countries: (1) follow up with 3TG Direct Suppliers that have not responded to our survey requests or have indicated that they need additional time; (2) continue our involvement with industry groups that support conflict-free sourcing, like the CFSI; (3) monitor and track 3TG Direct Suppliers that do not meet the expectations set forth in our conflict minerals policy to evaluate their progress in meeting those expectations and improving the completeness and accuracy of the information they provide to Wesco; (4) encourage our 3TG Direct Suppliers to source from certified conflict-free sources and encourage smelters or refiners identified as being in Wesco’s supply chain to become certified as conflict-free under the CFSI or similar assessment programs; and (5) continue to consider appropriate mitigation steps for unresponsive 3TG Direct Suppliers.

APPENDIX A

List of Identified Smelters and Refiners

* Smelter or refiner that has received a “conflict-free” designation from an independent third party audit program as of March 29, 2019.

Metal	Smelter or Refiner	Location of Smelter
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company*	UNITED STATES
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	GERMANY
Gold	DSC (Do Sung Corporation)*	REPUBLIC OF KOREA
Gold	DS PRETECH Co., Ltd.*	REPUBLIC OF KOREA
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation*	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.*	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	International Precious Metal Refiners	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska MiedŸ Spólka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.*	ANDORRA
Gold	LS-NIKKO Copper Inc.*	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	REPUBLIC OF KOREA
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Remondis Argentia B.V.*	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	REPUBLIC OF KOREA
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Gold	8853 S.p.A.*	ITALY
Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA

Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Power Resources Ltd.*	NORTH MACEDONIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Jiangxi Nanshan*	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA

Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN

Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	VIETNAM
Tin	Thaisarco*	THAILAND
Tin	Tin Technology & Refining*	UNITED STATES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Unecha Refractory Metals Plant*	RUSSIAN FEDERATION

Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	REPUBLIC OF KOREA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA

APPENDIX B

Countries of Origin

While Wesco does not have sufficient information to conclusively determine the countries of origin for the conflict minerals in the Covered Products, the following is an aggregated list of countries of origin from which the smelters listed in Appendix A are believed to have sourced conflict minerals.

Argentina
Armenia
Australia
Austria
Azerbaijan
Bahamas
Barbados
Belarus
Belgium
Benin
Bolivia
Bosnia and Herzegovina
Botswana
Brazil
Bulgaria
Burkina Faso
Burundi
Cambodia
Cameroon
Canada
Cayman Islands
Chile
China
Colombia
Croatia
Curacao (Dutch Antilles)
Cyprus
Czech Republic
Democratic Republic of the Congo
Denmark
Dominican Republic
Ecuador
Egypt
El Salvador
Eritrea
Estonia
Ethiopia
Fiji
Finland
France
Gabon
Gambia, The

Georgia
Germany
Ghana
Greece
Guatemala
Guinea
Guyana
Honduras
Hong Kong
Hungary
Iceland
India
Indonesia
Iran
Ireland
Israel
Italy
Ivory Coast
Japan
Jordan
Kazakhstan
Kenya
Korea, Republic of
Kosovo
Kuwait
Kyrgyzstan
Laos
Latvia
Lebanon
Liberia
Libya
Liechtenstein
Lithuania
Luxembourg
Macau
Madagascar
Malaysia
Mali
Malta
Mauritania
Mauritius
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Caledonia
New Zealand

Nicaragua
Niger
Nigeria
Norway
Pakistan
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Puerto Rico
Romania
Russian Federation
Rwanda
San Marino
Saudi Arabia
Senegal
Serbia
Sierra Leone
Singapore
Slovakia
Slovenia
Solomon Islands
South Africa
Spain
Suriname
Swaziland
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Togo
Trinidad and Tobago
Tunisia
Turkey
Uganda
Ukraine
United Arab Emirates
United Kingdom of Great Britain and Northern Ireland
United States
Uruguay
Uzbekistan
Vatican City
Venezuela
Vietnam

Yemen
Zambia
Zimbabwe

B-4